SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 ---------------

                                   FORM 8-K/A
                                 ---------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

           Date of Original Report (Date of earliest event reported):
                                  June 1, 1999
                                ---------------


                        Suburban Lodges of America, Inc.
               (Exact Name of Registrant as Specified in Charter)


       Georgia                        000-28108                58-1781184
(State or Other Jurisdiction of      (Commission             (IRS Employer
    Incorporation)                   File Number)          Identification No.)


            300 Galleria Parkway
                 Suite 1200
              Atlanta, Georgia                                   30339
            ---------------------                             ----------
            (Address of Principal                             (Zip Code)
             Executive Offices)


               Registrant's telephone number, including area code:
                                 (770) 799-5000


                                 Not Applicable
           ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On June 1, 1999, Suburban Lodges of America, Inc. ("Suburban") completed the acquisition of GuestHouse International LLC (the "Company") through the purchase of substantially all the assets of the Company by GuestHouse International Franchise Systems, Inc. ("Purchaser"), a wholly-owned subsidiary of Suburban. The purchase was made pursuant to an Agreement for Purchase and Sale of Assets dated April 16, 1999, between Suburban, the Purchaser and the Company. The consideration consisted of 300,000 newly issued shares of Suburban's Common Stock par value $.01 per share, and $1.25 million in cash from available cash balances. Additional consideration may be payable over time subject to achievement of certain financial performance and new facility goals. The Company is a franchisor of midscale lodging facilities under the names GuestHouse Inns, Hotels and Suites. Suburban, through the Purchaser, presently intends to operate the Company substantially as it had been operated prior to its acquisition. Suburban acquired substantially all of the Company's assets, including all franchise agreements between the Company and its franchisees and all of the trademarks owned by the Company and those in which it has an interest. The acquisition excluded the purchase of certain assets of the Company, including corporate organizational documents; the rights to tax refund claims; licenses, permits, orders, or approvals not transferable under applicable laws; accounts or notes receivables earned prior to the Closing Date; and cash and cash equivalents owned on the Closing Date. The consideration was determined by negotiation among the parties.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
              EXHIBITS.

(a)  Financial Statements of Businesses Acquired.

     The following financial statements of GuestHouse International LLC are filed with this Form 8-K/A:


         Description                                                                                 Page
         -----------                                                                                 ----
         1.       Report of Independent Certified Public Accountants
                  for the year ended December 31, 1998.                                               F-1

         2.       Balance sheet as of December 31, 1998.                                              F-2


         3.       Statement of operations for the year ended
                  December 31, 1998.                                                                  F-3

         4.       Statement of changes in unitholders' equity for the
                  year ended December 31, 1998.                                                       F-4

         5.       Statement of cash flows for the year ended
                  December 31, 1998.                                                                  F-5

         6.       Notes to financial statements as of and for the
                  year ended December 31, 1998.                                                       F-6

         7.       Unaudited balance sheet as of March 31, 1999                                       F-10

         8.       Unaudited statement of operations for the three
                  months ended March 31, 1999                                                        F-11

         9.       Unaudited statement of cash flows for
                  the three months ended March 31, 1999                                              F-12

         10.      Notes to unaudited financial statements as of and
                  for the three months ended March 31, 1999                                          F-13

(b)      Pro Forma Financial Information

         1.       Introduction to unaudited pro forma financial
                  information                                                                        F-14

         2.       Unaudited pro forma balance sheet as of March 31,
                  1999                                                                               F-15

         3.       Unaudited pro forma statement of operations for
                  the three months ended March 31, 1999                                              F-16

         4.       Unaudited pro forma statement of operations for
                  the year ended December 31, 1998                                                   F-17

         5.       Notes to unaudited pro forma financial information                                 F-18

(c)      Exhibits

                  *2.1     (a)      Agreement for Purchase and Sale of Assets
                                    dated April 16, 1999, among Suburban,  the
                                    Purchaser and the Company.


                           (b) First Amendment to Agreement for Purchase and Sale of Assets dated June 1, 1999, among
                                    Suburban, the Purchaser and the Company.

                  *4.1     Amended and  Restated  Articles of  Incorporation  of
                           Suburban (incorporated by reference to Exhibit 3.1 to Suburban's Registration Statement on Form S-1, File
                           No. 333-2876,  filed with the Commission on March 28,
                           1996).

                  *4.2     Amended    and    Restated    By-Laws   of   Suburban
                           (incorporated   by   reference   to  Exhibit  3.2  to
                           Suburban's  Annual  Report  on Form 10-K for the year
                           ended December 31, 1996,  File No.  000-28108,  filed
                           with the Commission on March 28, 1997).


*Previously filed.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------



Board of Directors
GuestHouse International LLC

We have audited the accompanying balance sheet of GuestHouse International LLC as of December 31, 1998 and the related statements of operations, changes in unitholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GuestHouse International LLC as of December 31, 1998, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.



 /s/ Hudson, Cisne, Thessing & Co., LLP


February 24, 1999

                          GUESTHOUSE INTERNATIONAL LLC

                                  BALANCE SHEET

                                DECEMBER 31, 1998

                                     ASSETS

CURRENT ASSETS:
    Cash                                                            $     1,889
    Accounts receivable-licensees, net
        of allowance for doubtful accounts
        of $4,000                                                       191,560
                                                                    -----------
        Total current assets                                            193,449

FURNITURE AND EQUIPMENT, AT COST:
    Furniture and fixtures                                               25,849
    Equipment                                                            58,479
                                                                    -----------
                                                                         84,328
    Less accumulated depreciation                                        54,970
                                                                    -----------
        Net furniture and equipment                                      29,358

OTHER ASSETS:
    Syndication costs                                                   280,913
    Intangible assets, net                                            2,611,907
    Deposits and miscellaneous                                            5,590
                                                                    -----------
        Total other assets                                            2,898,410

                                                                    $ 3,121,217
                                                                    ===========

                       LIABILITIES AND UNITHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable - trade                                        $    43,138
                                                                    -----------
        Total current liabilities                                        43,138

LONG-TERM DEBT                                                          288,000

UNITHOLDERS' EQUITY:
    Class "A" unitholders                                             2,137,872
    Class "B" unitholders (deficit)                                    (240,293)
    Class "C" unitholders                                               892,500
                                                                    -----------
        Total unitholders' equity                                     2,790,079
                                                                    -----------
                                                                    $ 3,121,217
                                                                    ===========

                            See accompanying notes.

                          GUESTHOUSE INTERNATIONAL LLC

                             STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998




REVENUES:
    Evaluation/applications                                         $    12,000
    Initial license/renewal fees                                        173,167
    Operating fees                                                      511,258
    Termination fees                                                     25,057
    Transfer fees                                                         1,000
                                                                    -----------
        Gross revenues                                                  722,482

    Rebates                                                              36,210
                                                                    -----------
        Net Revenues                                                    686,272

OPERATING EXPENSES:
    Advertising                                                         295,161
    Amortization and depreciation                                       207,142
    Employee benefits                                                    40,418
    Internet access                                                      11,000
    Miscellaneous                                                       189,791
    Office supplies                                                      38,604
    Professional fees                                                    52,761
    Rent                                                                 50,364
    Repairs and maintenance                                              30,307
    Reservations system                                                  15,746
    Salaries                                                            757,958
    Taxes and licenses                                                    1,388
    Telephone                                                            44,318
    Travel and meals                                                    151,019
                                                                    -----------
        Total operating expenses                                      1,885,977

Net loss from operations                                             (1,199,705)

Interest income                                                             307
                                                                    -----------
NET LOSS                                                            $(1,199,398)
                                                                    ===========

                            See accompanying notes.

                   STATEMENT OF CHANGES IN UNITHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1998




CLASS "A" UNITS:
---------------

Balance at beginning of year                                        $ 3,217,330

    Net loss                                                         (1,079,458)
                                                                    -----------
Balance at end of year                                              $ 2,137,872
                                                                    ===========




CLASS "B" UNITS:

Balance (deficit) at beginning of year                              $  (120,353)

    Net loss                                                           (119,940)
                                                                    -----------
Balance (deficit) at end of year                                    $  (240,293)
                                                                    ===========




CLASS "C" UNITS:

Balance at beginning of year                                        $   232,500

    Sale of units                                                       660,000
                                                                    -----------
Balance at end of year                                              $   892,500
                                                                    ===========

                            See accompanying notes.

                         GUESTHOUSE INTERNATIONAL LLC

                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1998




CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                      $(1,199,398)
    Adjustments to reconcile net loss to net
      cash used in operating activities:
        Amortization and depreciation                 207,142
        Changes in assets and liabilities:
           Accounts receivable-licensees               15,085
           Prepaid advertising                         11,607
           Accounts payable - trade                   (14,713)
                            - other                    (3,300)
                                                  -----------

Net cash used in operating activities                (983,577)

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of furniture and equipment                (3,940)
    Deposits and miscellaneous                          4,230
                                                  -----------
Net cash provided by investing activities                 290

CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowing on long-term debt                       288,000
    Sale of Class "C" units                           660,000
                                                  -----------
Net cash provided by financing activities             948,000

NET DECREASE IN CASH                                  (35,287)

Cash at beginning of year                              37,176
                                                  -----------

Cash at end of year                               $     1,889
                                                  ===========



                            See accompanying notes.

                          GUESTHOUSE INTERNATIONAL LLC

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF OPERATIONS

GuestHouse International LLC (the "Company") was organized as an Arkansas limited liability company on June 11, 1993, for the purpose of franchising the trademark of "GuestHouse" to hotel and motel properties. The Company provides various quality control standards and a national reservation system to franchised properties.

         USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

         DEPRECIATION

Depreciation on furniture and equipment is computed using the straight-line and accelerated methods over the assets' estimated useful lives of 5 to 7 years.

         INCOME TAXES

The financial statements do not include a provision for income taxes because the Company is taxed as a Partnership and its earnings or losses are included in the unitholders' personal income tax returns.

         CASH FLOWS

Investments with an original term of three months or less are considered cash equivalents.

Cash payments for interest totaled $19,878 in 1998.

         CONCENTRATIONS OF CREDIT RISK-CASH

Periodically throughout the year the Company had cash balances in excess of federal insured limits. However, the Company does not believe that it is subject to any unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

         SYNDICATION COSTS

Syndication costs are costs incurred for registration fees, legal fees, accounting fees, selling commissions and printing costs in connection with the sale of Class "A" units.

         INTANGIBLE ASSETS

Intangible assets consist of goodwill and license agreements arising from the acquisition of an affiliate. Goodwill, representing the excess of the purchase price over the net assets acquired, is being amortized using the straight-line method over the period of expected benefit of 15 years. License agreements are being amortized over the period of benefit, but in no instance exceeding 15 years.

The Company periodically evaluates the recoverability of intangibles and measures the amount of impairment, if any, by assessing current and future levels of income and cash flows as well as other factors, such as business trends and prospects and market and economic conditions. Impairments would be recognized in operating results if a permanent decline in value occurred.

                          GUESTHOUSE INTERNATIONAL LLC

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         REVENUE RECOGNITION

Operating revenue from franchise services is recognized when such services are performed by the franchisees for the Company. Revenue from applications is recognized when applications are received and processed. Revenue from initial license franchise sales is recognized when all material services or conditions relating to the sale of a franchise have been substantially performed or satisfied by the Company. Revenue from terminations and transfers is recognized when the terminations and terminations are complete.

NOTE 2:  UNITHOLDERS' EQUITY

The Company is capitalized through the sale of Class "A", Class "B", and Class "C" units. Profits are allocated to Class "C" unitholders to the extent of cash distributions to such unitholders. Any remaining profits, and all losses, are allocated 90% to Class "A" unitholders and 10% to Class "B" unitholders.

Both Class "A" and Class "B"" unitholders have voting rights. Class "C" unitholders have voting rights only with respect to actions that could adversely affect the interests of Class "C" unitholders. Class "C" unitholders are entitled to priority distributions, with any remaining distributions allocated to Class "A" and Class "B" unitholders in the same ratio as allocated profits.

Class "A" units are convertible to "B" units once 100% of their original investment has been returned. However, the conversion of the "A" units will be limited to 72% of the total "B" units with the remaining 28% of the "B" units owned by the Company's founders.

Class "C" units are callable by the Company no later than the date of conversion of Class "A" units into Class "B" units. Upon call, each Class "C" unitholder will receive one Class "A" unit and cash. Units have been issued as follows:


                                                                    Units       Amounts
                                                                     -----     ----------
Class "A" Units:
         Balance at beginning of year                                1,400     $3,945,000

         Units issued                                                 --             --
                                                                     -----     ----------

         Balance at end of year                                      1,400     $3,945,000
                                                                     =====     ==========

Class "B" Units:
         Balance at beginning of year                                1,800     $      180

         Units issued                                                 --             --
                                                                     -----     ----------

         Balance at end of year                                      1,800     $      180
                                                                     =====     ==========

Class "C" Units:
         Balance at beginning of year                                   93     $  232,500

         Units issued                                                  264        660,000
                                                                     -----     ----------

         Balance at end of year                                        357     $  892,500
                                                                     =====     ==========


NOTE 4:  LONG-TERM DEBT

Long-term debt consists of:

    9.50% bank note, interest payable quarterly, balance due March 2000, secured by accounts
        receivable.                                               $288,000

NOTE 5: COMMITMENTS

The C unitholders are entitled to a 10% annual return on their investment. This return will be realized by a special allocation of any priority distributions. At December 31, 1998 the C unitholders have accrued $53,520 in undistributed allocations, which are equivalent to interest and are payable out of future distributions.

                          GUESTHOUSE INTERNATIONAL LLC
                            UNAUDITED BALANCE SHEET
                                 MARCH 31, 1999

                                     ASSETS

Current Assets:
     Cash and cash equivalents                                      $     5,849
     Accounts receivable-licensees,  net of allowance
          for doubtful accounts of $4,000                               182,962
     Prepaid expense                                                     10,700
                                                                    -----------
           Total current assets                                         199,511
                                                                    -----------

Furniture and equipment, at cost:
     Furniture and fixtures                                              25,849
     Equipment                                                           58,744
                                                                    -----------
                                                                         84,593
     Less accumulated depreciation                                       58,889
                                                                    -----------
                                                                    -----------
          Net furniture and equipment                                    25,704
                                                                    -----------

Other assets:
     Syndication costs                                                  280,913
     Intangible assets, net                                           2,564,417
     Deposits and miscellaneous                                           5,369
                                                                    -----------
                                                                    -----------
           Total other assets                                         2,850,699
                                                                    -----------

Total assets                                                        $ 3,075,914
                                                                    ===========

                      LIABILITIES AND UNITHOLDERS' EQUITY

Current liabilities:
      Current portion of long term debt                             $   288,000
      Note payable - unitholder                                          53,000
      Accounts payable - trade                                           50,007
      Other current liabilities                                          84,000
                                                                    -----------
           Total current liabilities                                    475,007
                                                                    -----------

Long-term debt                                                             --
                                                                    -----------

Unitholders' equity:
     Class "A" unitholders                                            1,828,117
     Class "B" unitholders (deficit)                                   (274,710)
     Class "C" unitholders                                            1,047,500
                                                                    -----------
          Total unitholders' equity                                   2,600,907
                                                                    -----------

Total liabilities and unitholders' equity:                          $ 3,075,914
                                                                    ===========


                 See accompanying notes to financial statements.

                          GUESTHOUSE INTERNATIONAL LLC
                        UNAUDITED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 1999

 Revenues:
      Evaluation/applications                                         $   7,000
      Initial license/renewal fees                                       45,750
      Operating fees                                                    133,255
      Termination fees                                                    5,500
      Transfer fees                                                       2,000
                                                                      ---------
         Gross revenues                                                 193,505
      Rebates                                                             2,250
                                                                      ---------
         Net revenues                                                   191,255
                                                                      ---------

 Operating expenses:
      Advertising                                                        77,346
      Amortization and depreciation                                      51,630
      Employee benefits                                                  10,050
      Internet access                                                     3,070
      Miscellaneous                                                      42,919
      Office supplies                                                     9,854
      Professional fees                                                  20,595
      Rent                                                               13,839
      Repairs and maintenance                                             1,830
      Reservations system                                                 3,643
      Salaries                                                          235,731
      Taxes and licenses                                                    347
      Telephone                                                          12,658
      Travel and meals                                                   42,055
                                                                      ---------
         Total revenue                                                  525,567

 Net loss from operations                                              (334,312)

Interest expense                                                          9,860

                                                                      =========
Net loss                                                              $(344,172)
                                                                      =========


                        See accompanying notes to financial statements.

                          GUESTHOUSE INTERNATIONAL LLC
                        UNAUDITED STATEMENT OF CASH FLOWS
                        THREE MONTHS ENDED MARCH 31, 1999

Cash flows from operating activities:
Net loss                                                              $(344,172)
Adjustments to reconcile net loss to net cash
  used in operating activities:
  Amortization and  depreciation                                         51,630
  Changes in operating assets and  liabilities:
     Accounts receivable - licensees                                      8,598
     Prepaid expense                                                    (10,700)
     Accounts payable - trade                                             6,869
     Other current liabilities                                           84,000
                                                                      ---------
          Net cash used in operating activities                        (203,775)
                                                                      ---------

Investing activities:
     Purchase of furniture and equipment                                   (265)
                                                                      ---------

Financing activities:
     Proceeds from note payable unitholder                               53,000
     Sale of Class "C" units                                            155,000
                                                                      ---------
          Net cash provided by financing activities                     208,000
                                                                      ---------

Net decrease in cash and cash equivalents                                 3,960
Cash at beginning of period                                               1,889
                                                                      ---------
Cash at end of period                                                 $   5,849
                                                                      =========

Supplemental information:
   Interest paid                                                      $   9,860
                                                                      =========



                 See accompanying notes to financial statements.

                          GuestHouse International LLC
                          Notes to Financial Statements
                                   (Unaudited)


1.       BASIS OF PRESENTATION

         The accompanying unaudited financial statements have been prepared in accordance with generally accepted principles applicable to interim financial reporting. Accordingly, certain information and footnotes required by generally accepted accounting principles for complete financial statements have been omitted. In the opinion of management, all adjustments that are necessary for a fair presentation of financial position and results of operations have been made. These interim financial statements should be read in conjunction with the historical financial statements and notes thereto presented in the Company's financial statements for the year ended December 31, 1998.

2.       COMMITMENTS

         The C unitholders are entitled to a 10% annual return on their investment. This return will be realized by a special allocation of any priority distributions. At March 31, 1999, the C unitholders have accrued $55,200 in undistributed allocations, which are equivalent to interest and are payable out of future distributions.

            INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The unaudited pro forma financial information set forth on the following pages has been prepared utilizing the historical consolidated financial statements of Suburban Lodges of America, Inc. (the "Company") and GuestHouse International LLC ("GuestHouse"). On June 1, 1999, a wholly-owned subsidiary of the Company acquired substantially all the assets of GuestHouse for a total purchase price, including transaction-related expenses, of $3,491,750. The unaudited pro forma balance sheet as of March 31, 1999 presents the consolidated assets and liabilities of the Company as if the transaction had occurred on March 31, 1999. The unaudited pro forma statement of operations for the three months ended March 31, 1999 presents the consolidated results of operations of the Company as if the transaction occurred on January 1, 1999. The unaudited pro forma statement of operations for the year ended December 31, 1998 presents the consolidated results of operations of the Company as if the transaction had occurred on January 1, 1998.

         The acquisition of the assets of GuestHouse has been accounted for under the purchase method of accounting. The pro forma financial information has been prepared on such basis of accounting utilizing estimates and assumptions that the Company believes are reasonable under the circumstances. The pro forma financial information and accompanying notes should be read in conjunction with the consolidated financial statements of the Company and its subsidiaries, including the notes thereto, and the other financial information pertaining to the Company and GuestHouse included elsewhere herein. .

         The pro forma financial information is presented for informational purposes and is not necessarily indicative of the future financial position or results of operations of the combined companies or of the financial position or the results of operations of the combined companies that would have actually occurred had the acquisition been consummated on such date or as of the periods described above. The purchase price allocations reflected in the pro forma financial information have been based on preliminary estimates of the respective fair values of assets and liabilities which may differ from the actual allocations and are subject to revision based on further studies and valuations. Certain amounts in the historical financial statements of GuestHouse have been reclassified to conform to the financial presentation of the Company.


                                               Suburban Lodges of America, Inc.
                                              Unaudited Pro Forma Balance Sheet
                                                        March 31, 1999
                                           (in thousands, except per share amounts)
                                                                                               Acquisition of
                                                                           Suburban Lodges       Assets From
                                                                            of America Inc.        GuestHouse         Pro Forma
                                                                          Historical Amounts   International LLC       Amounts
                                                                          ------------------   -----------------       -------

Assets:
 Current assets:
      Cash and cash equivalents                                               $  15,273          $  (1,448)             $ 13,825
      Accounts receivable, net of reserves of $151                                  685                                      685
      Hotel inventory and supplies                                                1,891                                    1,891
      Deferred income taxes                                                         904                                      904
      Prepaid expenses and other current assets                                   3,075                 36                 3,111
                                                                              ---------          ---------              --------
            Total current assets                                                 21,828             (1,412)               20,416
                                                                              ---------          ---------              --------

 Property and equipment, net of accumulated
      depreciation and amortization of $12,330                                  279,144                                  279,144
 Notes receivable                                                                 5,698                                    5,698
 Deferred loan costs                                                              1,465                                    1,465
 Intangible assets                                                                                   3,623                 3,623
 Other assets                                                                       436                                      436
                                                                              ---------          ---------              --------
 Total assets                                                                 $ 308,571          $   2,211              $310,782
                                                                              =========          =========              ========

Liabilities and shareholders' equity:
Current liabilities:
      Current portion of long-term debt                                       $   1,118                                $   1,118
      Construction accounts payable                                               1,200                                    1,200
      Trade accounts payable                                                      2,273                                    2,273
      Accrued liabilities                                                         3,626          $     167                 3,793
       Income taxes payable                                                         719                                      719
      Other current liabilities                                                     287                                      287
                                                                              ---------          ---------              --------
           Total current liabilities                                              9,223                167                 9,390

 Long-term debt, excluding current portion                                       84,529                                   84,529
 Deferred income taxes                                                            1,026                                    1,026
 Other liabilities                                                                  111                                      111
                                                                              ---------          ---------              --------
           Total liabilities                                                     94,889                167                95,056
                                                                              ---------          ---------              --------

 Shareholders'  equity:
      Common stock, $0.01 par value per share,
           100,000,000 shares authorized                                            154                  3                   157
      Additional paid-in capital                                                200,190              2,041               202,231
      Retained earnings                                                          13,397                                   13,397
      Treasury stock (10,000 shares)                                                (59)                                    (59)
                                                                              ---------          ---------              --------
           Total shareholders' equity                                           213,682              2,044               215,726
                                                                              ---------          ---------              --------

 Total liabilities and shareholders' equity                                   $ 308,571          $   2,211              $310,782
                                                                              =========          =========              ========

                                 See accompanying notes to pro forma financial information

                                               Suburban Lodges of America, Inc.
                                         Unaudited Pro Forma Statement of Operations
                                               Three Months Ended March 31, 1999
                                           (in thousands, except per share amounts)


                                                           Suburban Lodges       GuestHouse
                                                           of America Inc.     International LLC    Pro Forma        Pro Forma
                                                          Historical Results   Historical Results   Adjustments       Results
                                                          ------------------   ------------------   -----------       -------
Revenue:
   Hotel revenues                                              $ 13,333                                                $ 13,333
   Franchise and other revenues                                     606           $    191                                  797
                                                               --------           --------           --------           -------
      Total revenue                                              13,939                191               --              14,130
                                                               --------           --------           --------           -------

Operating costs and expenses
   Hotel operating expenses                                       7,325                                                   7,325
   Corporate operating expenses                                   1,667                473           $    (69)            2,071
   Depreciation and amortization                                  1,809                 52                 63             1,924
                                                               --------           --------           --------           -------
      Total operating costs and expenses                         10,801                525                 (6)           11,320
                                                               --------           --------           --------           -------

Income (loss) from operations                                     3,138               (334)                 6             2,810

Other income (expense):
   Interest income                                                  305                                   (14)              291
   Interest expense                                              (1,265)               (10)                              (1,275)
   Gain on sale of hotel                                          1,145                                                   1,145
                                                               --------           --------           --------           -------
      Income (loss) before income taxes                           3,323               (344)                (8)            2,971
Provision for income taxes                                        1,226                                  (134)            1,092
                                                               ========           ========           ========           =======
Net income (loss)                                              $  2,097           $   (344)          $    126           $ 1,879
                                                               ========           ========           ========           =======

Earnings per common share:
   Basic and diluted                                           $   0.14                                                 $  0.12
                                                               ========                                                 =======

Weighted average number of common shares outstanding:
   Basic and diluted                                             15,429                                  250             15,679
                                                                 ======                                  ===             ======


                                See  accompanying  notes to pro forma  financial information.


                                              Suburban Lodges of America, Inc.
                                         Unaudited Pro Forma Statement of Operations
                                                 Year Ended December 31, 1998
                                           (in thousands, except per share amounts)


                                                          Suburban Lodges      GuestHouse
                                                           of America Inc.    International LLC     Pro Forma         Pro Forma
                                                          Historical Results  Historical Results    Adjustments        Results
                                                         ------------------   ------------------    -----------        -------

Revenue:
   Hotel revenues                                              $ 44,756                                                $ 44,756
   Franchise and other revenues                                   1,702           $    686                                2,388
                                                               --------           --------           --------           -------
      Total revenue                                              46,458                686               --              47,144
                                                               --------           --------           --------           -------

Operating costs and expenses
   Hotel operating expenses                                      22,754                                                  22,754
   Corporate operating expenses                                   3,975              1,679           $   (389)            5,265
   Lease termination costs                                          218                                                     218
   Site acquisition cancellation expense                          1,960                                                   1,960
   Depreciation and amortization                                  5,492                207                253             5,952
                                                               --------           --------           --------           -------
      Total operating costs and expenses                         34,399              1,886               (136)           36,149
                                                               --------           --------           --------           -------

Income (loss) from operations                                    12,059             (1,200)               136            10,995

Other income (expense):
   Interest income                                                2,236                                  (58)             2,178
   Interest expense                                                (202)                                                  (202)
   Public debt transaction abandonment costs                    (10,633)                                               (10,633)
   Other                                                            294                                                    294
                                                               --------           --------           --------           -------
      Income (loss) before income taxes                           3,754             (1,200)                78             2,632
Provision for income taxes                                        1,192                                  (426)              766
                                                               ========           ========           ========           =======
Net income                                                     $  2,562           $ (1,200)          $    504           $ 1,866
                                                               ========           ========           ========           =======

Earnings per common share:
   Basic and diluted                                           $   0.17                                                 $  0.12
                                                               ========                                                 =======


Weighted average number of common shares outstanding:
   Basic and diluted                                             15,430                                   154            15,584
                                                               ========           ========           ========           =======


                               See accompanying notes to pro forma financial information.

                        Suburban Lodges of America, Inc.
                    Notes to Pro Forma Financial Information
                                   (Unaudited)



PRO FORMA BALANCE SHEET AT MARCH 31, 1999

Suburban Lodges of America, Inc. (the "Company"), through a wholly-owned subsidiary, acquired the assets of GuestHouse International LLC ("GuestHouse) for a total purchase price, including transaction-related expenses, of $3,491,750. The purchase price consisted of cash of $1,448,000 and 300,000 shares of the Company's common stock with a market value of $2,043,750. Certain liabilities totaling $167,000 were also assumed.

The purchase price plus the value of liabilities assumed was allocated to assets acquired based on their estimated fair value. The Company allocated $3,623,000 to intangible assets consisting of continuing franchise contracts of $1,392,000 and goodwill of $2,231,000. The franchise contracts will be amortized over a period of four years, and goodwill will be amortized over a period of twenty years.

The additional paid-in capital of $2,041,000 represents the market value in excess of the par value of the shares issued by the Company as part of the acquisition price.


PRO FORMA STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1999

The pro forma adjustments to corporate operating expenses reflect savings from staff reductions, occupancy costs and other operating expense reductions that would have resulted from the combining of operations of the two companies had the acquisition occurred on January 1, 1999.

The increase in depreciation and amortization reflects amortization of $87,000 on acquired franchise contracts and $28,000 for acquired goodwill. These amounts are partially offset by a reduction of $52,000 for amortization of intangibles recorded by GuestHouse for the three months ended March 31, 1999. The GuestHouse intangibles had no continuing value to the Company and therefore were allocated no portion of the acquisition cost.

The reduction in interest income reflects the pro forma loss of investment income as a result of assuming lower invested cash balances equal to the amount of cash expended for the acquisition.

The pro forma income tax credit represents the tax effect computed on the GuestHouse loss for the period and the income before income taxes resulting from the pro forma adjustments using an effective income tax rate of 38%. The GuestHouse Statement of Operations does not include a provision for income taxes because GuestHouse is a limited liability company subject to pass-through taxation treatment and its earnings or losses are included in the unitholders' personal income tax returns.

The pro forma adjustment for the weighted average number of common shares outstanding is based on the assumption that had the acquisition occurred on January 1, 1999, shares with an equivalent value to the number of shares issued at the acquisition date would have been issued for the purchase. The market value of the Company's common stock on December 31, 1998 was $8.1875, compared to $6.8125 on June 1, 1999, the acquisition date.


PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998

The pro forma adjustments to corporate operating expenses reflect savings from staff reductions, occupancy costs and other operating expense reductions that would have resulted from the combining of operations of the two companies had the acquisition occurred on January 1, 1998.

The increase in depreciation and amortization reflects amortization of $348,000 for acquired franchise contracts and $112,000 for acquired goodwill. These amounts are partially offset by a reduction of $207,000 for amortization of intangibles recorded by GuestHouse for the year ended December 31, 1998. The GuestHouse intangibles had no continuing value to the Company and therefore were allocated no portion of the acquisition cost.

The reduction in interest income reflects the pro forma loss of investment income as a result of assuming lower invested cash balances equal to the amount of cash expended for the acquisition.

The pro forma income tax credit represents the tax effect computed on the GuestHouse loss for the period and the income before income taxes resulting from the pro forma adjustments using an effective income tax rate of 38%. The GuestHouse Statement of Operations does not include a provision for income taxes because GuestHouse is a limited liability company subject to pass-through taxation treatment and its earnings or losses are included in the unitholders' personal income tax returns.

The pro forma adjustment for the weighted average number of common shares outstanding is based on the assumption that had the acquisition occurred on January 1, 1998, shares with an equivalent value to the number of shares issued at the acquisition date would have been issued for the purchase. The market value of the Company's common stock on December 31, 1997 was $13.3125, compared to $6.8125 on June 1, 1999, the acquisition date.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SUBURBAN LODGES OF AMERICA, INC.



                                        By: /s/ David E. Krischer
                                           David E. Krischer
                                           President and Chief Executive Officer

Dated:  August 12, 1999